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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                    Date of Original Report:  June 18, 2001


                               APPLE SUITES, INC.
             (Exact name of registrant as specified in its charter)

          Virginia                    000-30491                 54-1933472
(State or other jurisdiction         (Commission             (I.R.S. Employer
      of incorporation)              File Number)         Identification Number)

   9 North Third Street, Richmond, VA                              23219
(Address of principal executive offices)                         (Zip Code)

                                 (804) 643-4964
              (Registrant's telephone number, including area code)

Apple Suites, Inc. hereby amends Items 2 and 7 of its Current Report on Form 8-K dated June 18, 2001 as follows:


Item 2.  Acquisition or Disposition of Assets

     Apple Suites, Inc. (which is referred to below as the Company or as "we," "us" or "our") is filing this report pursuant to Item 2 of Form 8-K. This report describes a property acquisition in April 2001 and a subsequent financing transaction in June 2001 in which certain assets were mortgaged. For purposes of the General Instructions to Form 8-K, the mortgage in June constitutes a "disposition" of assets and (together with the earlier property acquisition) involves a "significant amount" of assets. Certain related matters also are reported below.
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Property Acquisition

     On April 26, 2001, we acquired the Buckhead/Atlanta Homewood Suites(R) by Hilton for a base purchase price of $12.9 million. The hotel is located on a
2.0 acre site at 3566 Piedmont Road, Atlanta, Georgia 30305. The hotel is approximately 5 miles from the center of downtown Atlanta and 15 miles from the Hartsfield Atlanta International Airport.

     The hotel opened in September 1997. It consists of a single four-story building and contains 92 suites, which have a combined rentable area of 45,544 square feet. The following types of suites are available:

     Type of Suite             Number Available      Square Feet/per Suite
     ----------------------    ----------------      ---------------------

     Master Suite                     78                       446
     Homewood Suite                    6                       526
     Two-Bedroom Suite                 8                       950

     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 25 to 30 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with approximately 100 spaces. The hotel provides complimentary shuttle service within a 5 mile radius.

     We believe that the hotel has been well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $350,000 on renovations or improvements. We expect that the principal renovations and improvements will include replacing common area carpets and flooring, renovating rooms, and replacing exterior signage.

     During 2001 (through May), approximately 24.5% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not significantly affected by seasonal variations. The following table shows average daily occupancy rates for the hotel during the last five years:

                  Average Daily Occupancy Rate (calendar year)
                                                                   2001
                  1997       1998        1999        2000     (through May)
                  ----       ----        ----        ----     -------------

                  33.4%      68.8%       73.8%       75.0%        75.3%

     During 2001 (through May), the average daily rate per suite has been $115.48, and the average daily net revenue per suite has been $86.91. The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

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          Length of Stay
          (number of nights)      Homewood      Master       Two Bedroom
          ------------------      --------      ------       -----------

          1  to  4                  $149          $139             $225
          5  to 13                   115           105              195
          14 to 29                   105            95              185
          30 or more                  95            85              165

     The hotel offers a weekend discount. This discount varies by type of suite and generally reduces the basic rate by 20 to 33%. The weekend discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account

     The table below shows the average effective annual rental per square foot since 1997:

                                                              2001
               1997      1998         1999       2000     (annualized)
               ----      ----         ----       ----     ------------

              $28.68    $55.62       $60.85     $66.91       $64.08

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $7,907,973 and will be depreciated using the straight-line method over a life of 39 years (or less, as permitted by the Internal Revenue Code). The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 2000:

Tax                Assessed       Taxable Portion      Tax        Amount
Jurisdiction         Value      (40% of Assessment)    Rate       of Tax
------------         -----      -------------------    ----       ------

City of Atlanta,   $6,035,700         $2,414,280      0.04677   $112,915.88
Fulton County

     We estimate that the annual property tax on the expected improvements will be approximately $16,400.

Hotel License Agreement

     The Buckhead/Atlanta hotel is licensed by Homewood Suites(R) by Hilton under a franchise license agreement dated as of April 26, 2001 between Apple Suites Management, Inc. and Promus Hotels, Inc. (Apple Suites Management is one of our wholly-owned subsidiaries and leases the hotel from us under a separate lease agreement that is substantially similar to lease agreements for our other hotels). Under the franchise license agreement, Apple Suites Management has the right to operate the hotel using the "System" established for all properties licensed by Homewood Suites(R) by Hilton. The "System" includes access to a reservation system, to advertising methods, to a "Standards Manual," and to other training, information, programs and policies.

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     In exchange, Apple Suites Management has agreed to numerous requirements and restrictions applicable to its operation of the hotel. Apple Suites Management also is required to pay royalties and other fees, as described below.

     Apple Suites Management will be subject to various operational requirements pursuant to the franchise license agreement and the Manual. The Manual is subject to change at any time at the sole discretion of Promus Hotels. (As described below, Promus Hotels will act as the manager of the hotel under a separate management agreement.) As a practical matter, many of the requirements in the franchise license agreement and Manual will be the responsibility of Promus Hotels. However, certain requirements will remain the practical responsibility of Apple Suites Management. Furthermore, the failure of Promus Hotels to comply with the management agreement will not, by itself, relieve Apple Suites Management from its obligations under the franchise license agreement. In such event, the remedies available to Apple Suites Management may be limited to monetary damages for breach of the management agreement.

     The hotel must be operated in accordance with the requirements established by Promus Hotels. These requirements cover matters such as the types of services and products that may be offered at the hotel, the style and type of signage, the appearance and condition of the hotel, the use of the reservations system for guests, adherence to a 100% Satisfaction Guarantee rule of operation, required insurance coverage and other requirements.

     Under the franchise license agreement, Apple Suites Management may use the System only during the 20-year term of the franchise license agreement. The franchise license agreement is subject to early termination for various reasons, including default by Apple Suites Management or its efforts to obtain bankruptcy protection. If the franchise license agreement is terminated for any reason, the hotel must immediately cease to identify itself as having a license with Homewood Suites(R) by Hilton.

     Apple Suites Management must pay a monthly program fee equal to 4% of the gross rooms revenues and a monthly royalty fee equal to 4% of the gross rooms revenues. Gross rooms revenue is defined as all revenues derived from the sale or rental of guest rooms (both transient and permanent) of the hotel, including guaranteed no-show revenue and credit transactions, whether or not collected, at the actual rates charged, less allowances for any guest room rebates and overcharges, and will not does not include federal, state and local taxes collected from patrons or guests. Gross room revenue also includes the proceeds from any business interruption insurance applicable to loss of revenues due to the non-availability of guest rooms. The 4% gross rooms revenue fee is subject to change by Promus Hotels from time to time but will not exceed one percent of the hotel's gross rooms revenue in any calendar year, and the cumulative increases in the monthly royalty fee will not exceed 5% of gross rooms revenue. Furthermore, there is no assurance that the marketing contribution from the hotel will be used to fund advertising or marketing with respect to the hotel.

     Under the franchise license agreement, Promus Hotels may require Apple Suites Management to upgrade hotel facilities from time to time to meet current standards, as then specified in the Manual. Apple Suites Management will be responsible for all upgrade costs.

     We, as the parent corporation that owns Apple Suites Management, have agreed to guarantee the full and prompt payment of all sums owed under the franchise license agreement, and the performance of all other obligations of Apple Suites Management thereunder. Our guarantee is contained in a separate instrument dated as of April 26, 2001.

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Hotel Management Agreement

     The Buckhead/Atlanta hotel is subject to a management agreement having an effective date of April 26, 2001, as amended on May 10, 2001. The management agreement is between Apple Suites Management, Inc., which leases the hotel from us, and Promus Hotels, Inc., which licenses the hotel to operate as a part of the Homewood Suites(R) by Hilton franchise.

     The management agreement requires Promus Hotels to operate the hotel in conformity with the hotel franchise license agreement described above. Promus Hotels will be responsible for directing the day-to-day activities of the hotel and establishing policies and procedures relating to the management and operation of the hotel.

     As part of its responsibilities for directing the day-to-day activities of the hotel, Promus Hotels will hire, supervise and determine the compensation and terms of employment of all hotel personnel. Promus Hotels also will determine the terms for admittance, room rates and all use of hotel rooms. Promus Hotels will select and purchase all operating equipment and supplies for the hotel. Promus Hotels will be responsible for (a) advertising and promoting the hotel in coordination with the requirements of the franchise license agreement described above; and (b) obtaining and maintaining any permits and licenses required to operate the hotel.

     Each year, Promus Hotels will submit a proposed operating budget for the hotel to Apple Suites Management for its approval. Each budget will include a business plan describing the business objectives and strategies for the hotel for the period covered by the budget. In addition, Promus Hotels will submit a recommended capital budget to Apple Suites Management for its approval. The capital budget will apply to furnishings, equipment and ordinary hotel capital replacements needed to operate the hotel in accordance with the hotel franchise
license agreement.   Since it is impossible to know the expenditures for capital replacements in advance, the management agreement provides that 5% of adjusted gross revenues for each year will be placed in a reserve fund for capital improvements.

     In exchange for performing the services described above, Promus Hotels will receive a management fee, payable monthly. The management fee will (a) equal 2% of adjusted gross revenues with respect to each fiscal month during the first year of the management agreement, (b) 3% of adjusted gross revenues with respect to each fiscal month during the second year; and (c) 4% of adjusted gross income with respect to each fiscal month during the remainder of the term of the management agreement.

     Adjusted gross revenues are defined generally as all revenues derived from the hotel, as reduced by (a) refunds; (b) sales and other similar taxes; (c) proceeds from the sale or other disposition of the hotel, furnishings and other capital assets; (d) fire and extended coverage insurance proceeds; (e) credits or refunds made to customers; (f) condemnation awards; (g) proceeds of financing or refinancing of the hotel; (h) interest on bank accounts; and (i) gratuities or service charges added to a customer's bill.

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     The management agreement has a five-year term.  However, Apple Suites
Management may terminate the management agreement after its first anniversary. If it does so, Promus Hotels will be entitled to an early termination fee. The termination fee is equal to (a) $350,000 if the termination occurs for any reason at the option of Apple Suites Management or because the hotel is sold during the first year of the management agreement, (b) $350,000 if the termination occurs during the second year, (c) $250,000 if termination occurs during the third year; (d) $100,000 if termination occurs during the fourth year; and (e) $25,000 if termination occurs thereafter.

     Beginning in the first full calendar year of operations, Apple Suites Management may terminate the management agreement if Promus Hotels fails to achieve, in any two consecutive calendar years, a gross operating profit which is at least equal to 85% of the annual budgeted gross operating profit. Promus Hotels can avoid termination by making a cash payment to Apple Suites Management that equals the difference between the gross operating profits achieved and 85% of the budgeted gross operating profits for the second such year. Generally, gross operating profit is defined as the amount by which adjusted gross revenues exceed operating costs.


Summary of Financing

     On June 1, 2001, we obtained long-term financing in the amount of $10,700,000 from First Union National Bank. We expect to use the proceeds from this financing for general corporate purposes.

     The borrower for the financing is Apple Suites SPE III, Inc., which we formed as a new wholly-owned subsidiary. In connection with the financing, and at the request of the lender, our new subsidiary is a "special purpose entity." To qualify as a special purpose entity, our new subsidiary has organizational documents that impose certain requirements during the term of the financing.

     In particular, the subsidiary must maintain its separate legal identity and must limit its activities to dealing with the property that secures the financing. The secured property includes the real and personal property that constitutes the Homewood Suites(R) by Hilton extended-stay hotel in Boulder, Colorado. We transferred this hotel to our new subsidiary in connection with the financing.

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Promissory Note

     The financing is evidenced by a promissory note dated June 1, 2001 in the principal amount of $10,700,000. The note provides for the following:

     .   a stated annual interest rate of 8.15%
     .   a maturity date of June 1, 2011
     . the payment of principal and interest in consecutive monthly installments of $83,650.38
     .   a balloon payment of approximately $8,878,400 at maturity
     .   the full payment of principal and all other amounts at maturity
     . the acceleration, at the option of the lender, of all amounts due under the note if any required monthly payment is not made within seven days of its due date or if there is any other event of default
     . a late charge of 5% on any payment that is not made within seven days of its due date
     .   an increase of 4% in the applicable interest rate upon any default
     . a restriction on voluntary prepayment, which is not permitted without penalty until the final two months of the note

     Additional payments or penalties would apply in other circumstances, such as acceleration of the promissory note during the first two years, based upon an event of default. If acceleration occurs in the first year, the sum of the additional payments would equal at least 5% of the remaining debt under the note.

     The promissory note also contains substantial limitations on release and substitution of collateral. The hotel that serves as collateral under the promissory note cannot be released from its mortgage during the first two years of the note. After two years, our borrowing subsidiary could obtain such a release by providing the lender with substitute collateral in the form of direct, non-callable obligations of the United States. These substitute obligations must be structured to pay a series of amounts that match, as closely as possible, the remainder of the installments required under the promissory note.

Security Documents

     As indicated above, the financing is secured by a mortgage and other encumbrances on the hotel owned by our new subsidiary. The other encumbrances include a security interest in the related personal property and various assignments of leases, rents, profits, contracts and permits, all in favor of the lender. These encumbrances are created by multiple agreements and instruments, which will be referred to as "security documents" for simplicity.

     The security documents impose a number of requirements on our borrowing subsidiary, as the owner of the hotel, including obligations to maintain adequate insurance. The security documents prohibit any further encumbrances and any further assignments of leases, rents, profits, contracts or permits with respect to the hotel.

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     Upon any default that occurs under the promissory note or a security document, various remedies are available to the lender. Those remedies include, for example (a) declaring the entire principal balance under the promissory note, together with all accrued and unpaid interest, to be due and payable immediately; (b) taking possession of the collateral, including the hotel; and
(c) collecting rents from the hotel, or foreclosing on it, to satisfy unpaid amounts under the promissory note. Our borrowing subsidiary, as the maker of the promissory note, would be required to pay any costs that may be incurred by the lender in exercising such remedies.

Indemnity And Guaranty Agreement

     The Company is required to indemnify the lender against defaults under the promissory note executed by its borrowing subsidiary and to guaranty the collection of all amounts due under the note. The Company has agreed to these requirements in a separate Indemnity and Guaranty Agreement.

Other Agreements

     Before our transfer of the hotel in Boulder, Colorado to our borrowing subsidiary, the hotel was subject to separate license, management and lease agreements. The transfer did not have any effect on the franchise license agreement and the hotel continues to operate as part of the Homewood Suites(R) by Hilton franchise. The management agreement was not modified in connection with the transfer, but our borrowing subsidiary did enter into a consent and agreement of manager for the benefit of the lender. Our borrowing subsidiary also leased the hotel to Apple Suites Management, Inc. (one of our wholly-owned subsidiaries). Other than the identity of the hotel owner, the new lease agreement is substantially identical to the previous lease agreement.


Item 7.  Financial Statements and Exhibits

     c.  Exhibits.

4.1 Promissory Note dated June 1, 2001 in the principal amount of $10,700,000 made payable by Apple Suites SPE III, Inc. to First Union National Bank, with respect to the Homewood Suites(R) by Hilton hotel in Boulder, Colorado.

4.2 Indemnity and Guaranty Agreement dated as of June 1, 2001 by Apple Suites, Inc. as Indemnitor in favor of First Union National Bank as Lender, in connection with a $10,700,000 loan to Apple Suites SPE III, Inc. as Borrower with respect to the Homewood Suites(R) by Hilton hotel in Boulder, Colorado.

4.3 Deed of Trust and Security Agreement dated as of June 1, 2001, from Apple Suites SPE III, Inc. as Grantor to The Public Trustee of the County of Boulder, Colorado as Trustee for the benefit of First Union National Bank as Beneficiary, with respect to the Homewood Suites(R) by Hilton hotel in Boulder, Colorado.

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4.4  Security Agreement dated as of June 1, 2001 by Apple Suites SPE III, Inc.
     as Debtor in favor of First Union National Bank as Lender with respect to the Homewood Suites(R) by Hilton hotel in Boulder, Colorado.

4.5 Assignment of Contracts and Permits dated as of June 1, 2001 from Apple Suites SPE III, Inc. as Assignor to First Union National Bank as Assignee with respect to the Homewood Suites(R) by Hilton hotel in Boulder, Colorado.

4.6 Assignment of Leases, Rents and Profits dated as of June 1, 2001 by Apple Suites SPE III, Inc. as Assignor in favor of First Union National Bank as Assignee with respect to the Homewood Suites(R) by Hilton hotel in Boulder, Colorado.

4.7 Percentage Lease Subordination and Attornment Agreement dated as of June 1, 2001 between First Union National Bank as Lender and Apple Suites Management, Inc. as Lessee with respect to the Homewood Suites(R) by Hilton hotel in Boulder, Colorado.

4.8 Consent and Agreement of Manager dated as of June 1, 2001 by Apple Suites SPE III, Inc. as Borrower in favor of First Union National Bank as Lender with respect to the Homewood Suites(R) by Hilton hotel in Boulder, Colorado.

4.9 Environmental Indemnity Agreement dated as of June 1, 2001 by Apple Suites SPE III, Inc. and Apple Suites, Inc., as Indemnitors, in favor of First Union National Bank, as Lender, with respect to the Homewood Suites(R) by Hilton hotel in Boulder, Colorado.

4.10 Receipt and Closing Certificate dated June 1, 2001 by Apple Suites SPE
     III, Inc. as Borrower and Apple Suites, Inc. as Guarantor in favor of First Union National Bank, as Lender, with respect to the Homewood Suites(R) by Hilton hotel in Boulder, Colorado.

10.1 Apple Suites SPE III, Inc. Articles of Incorporation.

10.2 Apple Suites SPE III, Inc. Bylaws.

10.3 Management Agreement dated as of April 26, 2001 between Apple Suites Management, Inc. and Promus Hotels, Inc. with respect to the Buckhead/Atlanta Homewood Suites(R) by Hilton hotel.

10.4 Amendment to Management Agreement dated as of May 10, 2001 between Apple Suites Management, Inc. and Promus Hotels, Inc. with respect to the Buckhead/Atlanta Homewood Suites(R) by Hilton hotel.

10.5 Franchise License Agreement dated as of April 26, 2001 between Promus Hotels, Inc. and Apple Suites Management, Inc. with respect to the Buckhead/Atlanta Homewood Suites(R) by Hilton hotel.

10.6 Guarantee of Franchise License Agreement by Apple Suites, Inc. dated April 26, 2001 in connection with the Buckhead/Atlanta Homewood Suites(R) by Hilton hotel.

10.7 Hotel Lease Agreement dated as of April 26, 2001 between Apple Suites, Inc. as lessor and Apple Suites Management, Inc. as lessee with respect to the Buckhead/Atlanta Homewood Suites(R) by Hilton hotel.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Apple Suites, Inc.


                                              By:   /s/  Glade M. Knight
                                                  -----------------------
                                                    Glade M. Knight, President


                                              June 28, 2001

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